EXHIBIT 99.1

Tanger®

THE COACH
Coffee Shop
COACH
COACH

PINK
claire's

SHAKE SHACK
1704

Clockwise from top left: Tanger Outlets Phoenix | Glendale (Phoenix, AZ); Tanger Outlets Charleston (Charleston, SC); Tanger Outlets Riverhead (Riverhead, NY); Levis Commons Town Center | A Tanger Property (Toledo, OH)

Earnings Release and
Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

News Release
Tanger Reports Second Quarter Results and Increases 2026 Guidance
Proactive Merchandising and Operational Strength Drive Positive Performance
Completes Accretive Acquisition of Market-Dominant Center
Well-Positioned Balance Sheet Supports Continued Growth and Value Creation

Greensboro, NC, August 4, 2026, Tanger® (NYSE:SKT), a leading owner and operator of outlet and other open-air retail shopping destinations, today reported financial results and operating metrics for the three and six months ended June 30, 2026.

“Tanger’s strong execution drove another quarter of solid financial and operating performance, demonstrating our differentiated leasing, operating, and marketing platforms and effective financial strategies,” said Stephen Yalof, President and Chief Executive Officer. “We continue to introduce sought-after brands, restaurants, and entertainment concepts that resonate with both existing and new shoppers, and we are engaging a wide demographic of customers through curated and enhanced marketing and traffic-driving initiatives across our portfolio. As expected, occupancy moderated during the quarter as we strategically recaptured a number of spaces where we believe we can create greater value. Our proactive approach to merchandising our centers is supported by robust retailer demand in a continued environment of limited new supply, above-average population growth within our markets, and a consolidating department store industry.”

Mr. Yalof continued, “Our disciplined external growth strategy continued with the accretive acquisition of Levis Commons Town Center, the seventh open-air and fourth lifestyle center added in the past three years. We remain well-positioned to enhance our portfolio, unlock additional value at our centers, and deliver long-term growth for our stakeholders supported by our strong and flexible balance sheet and best-in-class platform.”

Second Quarter Results

•Net income available to common shareholders was $0.29 per share, or $33.0 million, compared to $0.26 per share, or $29.9 million, for the prior year period.
•Funds From Operations (“FFO”) available to common shareholders was $0.64 per share, or $77.1 million, compared to $0.58 per share, or $68.6 million, for the prior year period.
•Core Funds From Operations (“Core FFO”) available to common shareholders was $0.64 per share, or $77.1 million, compared to $0.58 per share, or $68.6 million, for the prior year period.

Year-to-Date Results

•Net income available to common shareholders was $0.53 per share, or $61.0 million, compared to $0.43 per share, or $48.9 million, for the prior year period.
•FFO available to common shareholders was $1.23 per share, or $147.5 million, compared to $1.11 per share, or $131.3 million, for the prior year period.
•Core FFO available to common shareholders was $1.23 per share, or $147.5 million, compared to $1.11 per share, or $131.3 million, for the prior year period.

FFO and Core FFO are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Definitions of these non-GAAP financial measures and statements of the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations, and, if applicable, the other purposes for which management uses the measures, as well as reconciliations of these non-GAAP financial measures to GAAP net income, can be found later in this release. Per share amounts for net income, FFO and Core FFO are on a diluted basis.

Operating Metrics

Below are key portfolio results for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures.

•Occupancy was 96.6% on June 30, 2026 and June 30, 2025 and 97.0% on March 31, 2026. On a same center basis, occupancy was 96.6% on June 30, 2026 and June 30, 2025 and 96.9% on March 31, 2026. The sequential occupancy change reflects the timing of strategic backfills of vacancy from a recent tenant bankruptcy.
•Same center net operating income (“Same Center NOI”), which is presented on a cash basis, increased 3.5% to $106.9 million for the second quarter of 2026 from $103.3 million for the second quarter of 2025 and increased 3.1% to $207.4 million for the first half of 2026 from $201.2 million for the first half of 2025.
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•Average tenant sales per square foot was $487 for the twelve months ended June 30, 2026 compared to $465 for the twelve months ended June 30, 2025 and $482 for the twelve months ended March 31, 2026, reflecting the Company’s execution of its strategy to remerchandise, replace less productive tenants, and evolve its portfolio.
•On a same center basis, average tenant sales per square foot was $489 for the twelve months ended June 30, 2026 compared to $465 for the twelve months ended June 30, 2025 and $484 for the twelve months ended March 31, 2026.
•The occupancy cost ratio (“OCR”), representing annualized occupancy costs as a percentage of tenant sales, was 9.7% for each of the twelve month periods ended June 30, 2026, June 30, 2025, and March 31, 2026.
•Lease termination fees from tenants (which are excluded from Same Center NOI) for the total portfolio totaled $636,000 for the second quarter of 2026 and $2.8 million for the first half of 2026, compared to $272,000 for the second quarter of 2025 and $723,000 for the first half of 2025.

Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure can be found later in this release.

Leasing Activity

Leasing activity in the Company’s portfolio continues to be robust from both existing and new tenants. For the total domestic portfolio, including the Company’s pro rata share of domestic unconsolidated joint ventures, total renewed or re-tenanted leases (including leases for both comparable and non-comparable space) executed during the twelve months ended June 30, 2026 included 652 leases, totaling 3.3 million square feet, compared to 625 leases, totaling 2.8 million square feet, during the twelve months ended June 30, 2025.

Blended average rental rate spreads were 10.5% on a cash basis for leases executed for 3.0 million square feet of comparable space during the twelve months ended June 30, 2026. These blended rent spreads are comprised of re-tenanted rent spreads of 28.4% and renewal rent spreads of 7.7%.

As of June 30, 2026, the Company had renewals executed or in process for 70% of the space scheduled to expire during 2026 compared to 65% of expiring 2025 space as of June 30, 2025 (total portfolio, including the Company’s pro rata share of unconsolidated joint ventures).

Transaction Activity

In May 2026, the Company completed the acquisition of Levis Commons Town Center, a 301,000-square-foot open-air lifestyle center located in a vibrant, mixed-use district in the Perrysburg submarket of Toledo, Ohio. The center, which serves as the market-dominant shopping center for the area, was acquired for approximately $60 million using cash on hand and available liquidity. Management expects the center to deliver a first-year return of approximately 8.5%, with potential for additional growth over time. For additional information on this acquisition, please see the related press release available at investors.tanger.inc.

In May 2026, the Company acquired five Saks Off 5th leases for $4.3 million, comprising five stores totaling 140,000 square feet at Tanger Outlets Charleston, Hilton Head 1, Mebane, Phoenix, and Riverhead. As part of the transaction, the Company recorded lease termination expense of $1.3 million, which is included in property operating expenses and is excluded from Same Center NOI. In addition, the Company fully accelerated the non-cash below market rent balance on an acquired Saks Off 5th lease of $2.2 million, which is included in market rent adjustments, a component of GAAP rental revenues.

Balance Sheet and Liquidity

The Company maintains a balance sheet with low leverage, recently extended maturities, significant liquidity, and access to a wide range of capital sources. The Company ended the second quarter of 2026 with $1 billion of available liquidity providing the necessary capital to redeem $350 million of unsecured bonds that mature in September 2026 and fund internal and external growth initiatives.

During the second quarter of 2026, the Company fully repaid the $5 million secured mortgage debt for its Atlantic City, New Jersey property. In addition, the Company entered into forward sale agreements for 0.6 million common shares under its at-the-market stock offering program (the “ATM Offering Program”) at an initial forward sale price of $40.50 per share, representing anticipated total gross proceeds of approximately $24 million, all of which remain unsettled and can be settled over time. As of June 30, 2026, the Company had approximately $376 million of common shares remaining available for sale under the ATM Offering Program.

In July 2026, the Company drew the full $50 million available under the delayed draw feature associated with the unsecured term loan due January 2033 (the “2033 Term Loan”), increasing the total principal outstanding under the 2033 Term Loan from $150 million to $200 million. The Company continues to have an additional $100 million available under the delayed draw feature associated with the unsecured term loan due December 2030.

The following balance sheet and liquidity metrics are presented for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures. As of June 30, 2026:

•Net debt to Adjusted EBITDAre was 4.7x for the twelve month period ended June 30, 2026 compared to 4.8x for the twelve month period ended March 31, 2026 and 4.7x for the twelve month period ended December 31, 2025. Net debt to Adjusted EBITDAre is calculated as Net debt divided by Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”).
•Interest coverage ratio (calculated as Adjusted EBITDAre divided by interest expense) was 4.5x for the first half of 2026 and 4.7x for the twelve month period ended June 30, 2026.
•The Company had approximately $1.0 billion of immediate liquidity, including $355 million of cash and cash equivalents, short-term investments, and delayed draw term loan commitments, full availability on the Company’s $620 million unsecured lines of credit, and $24 million of proceeds available from the future settlement of forward sale agreements under the ATM Offering Program.
•Total outstanding debt aggregated $2.0 billion, all of which was at fixed rates including current swaps.
•Weighted average interest rate was 3.9%, considering current swaps, and weighted average term to maturity of outstanding debt, including extension options, was approximately 3.3 years.
•Approximately 89% of the total portfolio’s square footage was unencumbered by mortgages, with secured debt of $335 million (principal), representing approximately 16% of total debt outstanding.
•Funds Available for Distribution (“FAD”) payout ratio was 64% for the first half of 2026.

Adjusted EBITDAre, Net debt and FAD are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDAre, Net debt and FAD and reconciliations to the nearest comparable GAAP measures are included later in this release.

Interest Rate Swaps

The Company continued to execute its interest rate hedging strategy during the first half of 2026, entering into new current and forward-starting swaps. Please see the supplemental information package in the Current Report on Form 8-K furnished with the Securities and Exchange Commission (“SEC”) on August 4, 2026 for additional information.

Dividend

In July 2026, the Company’s Board of Directors authorized a quarterly cash dividend of $0.3125 per share, payable on August 14, 2026 to holders of record on July 31, 2026, an increase of 7% compared to the July 2025 quarterly dividend of $0.2925.

Guidance for 2026

Based on the Company’s year-to-date results, its view on current market conditions, and its outlook for the remainder of 2026, management currently believes the Company’s full-year 2026 net income and FFO per share will be as follows:

For the year ending December 31, 2026:	Current		Previous
	Low Range	High Range	Low Range	High Range
Estimated diluted net income per share	$1.06	$1.13	$1.05	$1.13
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.39	1.39	1.37	1.37
Estimated diluted FFO per share	$2.45	$2.52	$2.42	$2.50
The above estimates reflect the following key assumptions (dollars in millions):

For the year ending December 31, 2026:	Current		Previous
	Low Range	High Range	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	2.75%	4.25%	2.25%	4.25%
General and administrative expense	$80.5	$83.5	$80.5	$83.5
Interest expense, net of interest income - consolidated	$71.0	$73.0	$69.5	$72.5
Annual recurring capital expenditures, renovations, and second generation tenant allowances and other leasing costs	$65.0	$75.0	$65.0	$75.0

Weighted average diluted common shares are expected to range from approximately 115.5 million to 116.5 million for earnings per share and 120.0 million to 121.0 million for FFO and Core FFO per share. The current guidance reflects the May 2026 acquisition of Levis Commons Town Center, but does not include the impact of any additional acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Second Quarter 2026 Conference Call

Tanger will host a conference call to discuss its second quarter 2026 results for analysts, investors and other interested parties on Wednesday, August 5, 2026, at 8:30 a.m. Eastern Time. The conference call will be available to the public through a live audio webcast on Tanger’s Investor Relations website, investors.tanger.inc. An online archive of the webcast will also be available following the call through August 19, 2026.

Upcoming Events

The Company is scheduled to participate in the following upcoming events:

•2026 NYSE Real Estate Investor Access Day on August 11, 2026 (virtual)
•Evercore ISI's Real Estate Conference on September 10, 2026 (virtual) with a panel discussion on September 9, 2026 at 8:30 a.m. Eastern Time
•Barclay’s 24th Annual Global Financial Services Conference held at the New York Hilton Midtown in New York, NY on September 14, 2026
•BofA Securities 2026 Global Real Estate Conference held at Bank of America Pavilion, Two Bryant Park in New York, NY on September 15, 2026

About Tanger®

Tanger Inc. (NYSE: SKT) is a leading owner and operator of outlet and other open-air retail shopping destinations, with 45 years of expertise in the retail and outlet shopping industries. Tanger’s portfolio of 38 outlet centers and four open-air lifestyle centers includes nearly 17 million square feet well positioned across tourist destinations and vibrant markets in 22 U.S. states and Canada. A publicly traded REIT since 1993, Tanger continues to innovate the retail experience for its shoppers with over 3,000 stores operated by more than 800 different brand name companies. Tanger is furnishing a Form 8-K with the SEC that includes a supplemental information package for the quarter ended June 30, 2026. For more information on Tanger, call 1-800-4TANGER or visit tanger.inc.

Tanger Inc. (together with its subsidiaries, the “Company”) uses, and intends to continue to use, its Investor Relations website, which can be found at investors.tanger.inc, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about the Company can also be found through social media channels. The Company encourages investors and others interested in the Company to review the information on its Investor Relations website and on social media channels. The information contained on, or that may be accessed through, our website or social media platforms is not incorporated by reference into, and is not a part of, this document.

Safe Harbor Statement
Certain statements made in this earnings release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions that do not report historical matters. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this release as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this release. All of our forward-looking statements are qualified in their entirety by this cautionary statement.

There are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks, uncertainties and other factors referred to in Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC. Such risks and uncertainties include, but are not limited to: risks associated with general economic and financial conditions, including inflationary pressures and recessionary fears; newly-imposed and potentially additional U.S. tariffs and responsive non-U.S. tariffs; increased capital costs and capital markets volatility; increases in unemployment and reduced consumer confidence and spending; risks related to our ability to acquire or develop new retail centers or expand existing retail centers successfully; risks related to the financial performance and market value of our retail centers and the potential for reductions in asset valuations and related impairment charges; our dependence on rental income from real property; the relative illiquidity of real property investments; failure of our acquisitions or dispositions of retail centers to achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers and our inability to execute leases with tenants on terms consistent with our expectations; the diversification of our tenant mix and the operation of full price retail may not achieve our expected results; risks associated with environmental regulations; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to international military conflicts, international trade disputes and foreign currency volatility; the fact that certain of our leases include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the impact of a prolonged government shutdown; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a Real Estate Investment Trust (“REIT”); our legal obligation to pay dividends to our shareholders; legislative or regulatory actions that could adversely affect our shareholders; our dependence on distributions from Tanger Properties Limited Partnership’s (together with its subsidiaries, the “Operating Partnership”) to meet our financial obligations, including dividends; risks of costs and disruptions from cyber-attacks or acts of cyber-terrorism on our information systems or on third party systems that we use; unanticipated threats to our business from changes in information and other technologies, including artificial intelligence; and the uncertainties of costs to comply with regulatory changes and other important factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth under Item 1A - “Risk Factors” in the Company’s and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2025 and in other reports that we file with the SEC.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact Information	Media Contact Information

Doug McDonald	ICR
SVP, Treasurer and Investments	tangerpr@icrinc.com
336-856-6066
tangerir@tanger.com

v

TANGER INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
Rental revenue	$148,274	$133,435	$291,812	$262,720
Management, leasing and other services	2,271	2,238	4,475	4,645
Other revenue	5,843	5,021	10,518	8,692
Total revenues	156,388	140,694	306,805	276,057
Expenses:
Property operating	45,473	40,373	92,206	82,193
General and administrative	20,487	18,992	40,575	37,985
Impairment charge	—	—	—	4,249
Depreciation and amortization	41,975	36,608	82,327	73,754
Total expenses	107,935	95,973	215,108	198,181
Other income (expense):
Interest expense	(19,427)	(16,399)	(38,603)	(32,171)
Other income (expense)	1,724	(26)	3,631	191
Total other income (expense)	(17,703)	(16,425)	(34,972)	(31,980)
Income before equity in earnings of unconsolidated joint ventures	30,750	28,296	56,725	45,896
Equity in earnings of unconsolidated joint ventures	3,849	3,034	7,291	5,433
Net income	34,599	31,330	64,016	51,329
Noncontrolling interests in Operating Partnership	(1,358)	(1,244)	(2,514)	(2,042)
Net income attributable to Tanger Inc.	33,241	30,086	61,502	49,287
Allocation of earnings to participating securities	(257)	(225)	(467)	(427)
Net income available to common shareholders of Tanger Inc.	$32,984	$29,861	$61,035	$48,860

Basic earnings per common share:
Net income	$0.29	$0.27	$0.53	$0.43

Diluted earnings per common share:
Net income	$0.29	$0.26	$0.53	$0.43

TANGER INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2026	2025
Assets
Rental property:
Land	$348,432	$342,203
Buildings, improvements and fixtures	3,448,125	3,360,308
Construction in progress	19,801	18,174
	3,816,358	3,720,685
Accumulated depreciation	(1,581,610)	(1,513,594)
Total rental property, net	2,234,748	2,207,091
Cash and cash equivalents	176,878	18,133
Restricted cash	31,008	35,395
Short-term investments	20,000	—
Investments in unconsolidated joint ventures	63,608	64,862
Deferred lease costs and other intangibles, net	113,820	110,669
Operating lease right-of-use assets	82,770	83,497
Prepaids and other assets	136,861	136,335
Total assets	$2,859,693	$2,655,982

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,044,558	$1,043,609
Senior, unsecured exchangeable notes, net	243,150	—
Unsecured term loan, net	394,604	323,978
Mortgages payable, net	178,651	185,234
Unsecured lines of credit	—	44,000
Total debt	1,860,963	1,596,821
Accounts payable and accrued expenses	107,684	133,065
Operating lease liabilities	90,777	91,569
Other liabilities	98,856	99,423
Total liabilities	2,158,280	1,920,878
Commitments and contingencies
Equity
Tanger Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 114,878,989 and 115,097,359 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	1,149	1,151
Paid in capital	1,234,523	1,262,920
Accumulated distributions in excess of net income	(538,728)	(529,239)
Accumulated other comprehensive loss	(22,976)	(28,349)
Equity attributable to Tanger Inc.	673,968	706,483
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	27,445	28,621
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	701,413	735,104
Total liabilities and equity	$2,859,693	$2,655,982

TANGER INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	June 30,
	2026	2025
Gross Leasable Area Open at End of Period (in thousands):
Consolidated	14,294	13,298
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	457	457

Total Owned and/or Managed Properties (1)	16,864	15,868
Total Owned Properties including pro rata share of unconsolidated JVs (1)	15,350	14,354

Centers in Operation at End of Period:
Consolidated	35	33
Unconsolidated	6	6
Managed	1	1
Total Owned and/or Managed Properties	42	40

Ending Occupancy:
Consolidated (2)	96.6%	96.5%
Unconsolidated	96.5%	97.9%
Total Owned Properties including pro rata share of unconsolidated JVs (2)	96.6%	96.6%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (3)	96.6%	96.6%

Total U.S. States Operated in at End of Period (4)	22	21
(1)Amounts may not recalculate due to the effect of rounding.
(2)June 2026 occupancy includes the results of Tanger Kansas City at Legends and Levis Commons Town Center, which were acquired during the last 12 months.
(3)Excludes the results of Tanger Kansas City at Legends and Levis Commons Town Center for June 2026.
(4)The Company also has an ownership interest in two centers located in Ontario, Canada.

TANGER INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES (1)
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income to FFO and Core FFO:

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$34,599	$31,330	$64,016	$51,329
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	40,644	35,386	79,661	71,364
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,328	2,306	4,673	5,166
Impairment charge - consolidated	—	—	—	4,249
FFO	77,571	69,022	148,350	132,108
Allocation of earnings to participating securities	(478)	(408)	(853)	(764)
FFO available to common shareholders (2)	$77,093	$68,614	$147,497	$131,344
Core FFO available to common shareholders (2)	$77,093	$68,614	$147,497	$131,344
FFO available to common shareholders per share - diluted (2)	$0.64	$0.58	$1.23	$1.11
Core FFO available to common shareholders per share - diluted (2)	$0.64	$0.58	$1.23	$1.11

Weighted Average Shares:
Basic weighted average common shares	114,455	112,659	114,347	112,528
Effect of dilutive securities:
Equity awards	1,278	1,464	1,260	1,484
Diluted weighted average common shares (for earnings per share computations)	115,733	114,123	115,607	114,012
Exchangeable operating partnership units	4,678	4,663	4,674	4,669
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	120,411	118,786	120,281	118,681
(1)Refer to Non-GAAP Definitions beginning on page xv for definitions of the non-GAAP supplemental measures used in this release.
(2)Assumes the Class A and Class C common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A and Class C common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Below is a reconciliation of FFO to FAD (1):

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
FFO available to common shareholders	$77,093	$68,614	$147,497	$131,344
Adjusted for:
Corporate depreciation	1,331	1,224	2,666	2,392
Amortization of finance costs	1,353	921	2,609	1,861
Amortization of net debt (premium) discount	(251)	208	(477)	413
Amortization of equity-based compensation	3,593	3,287	7,203	6,213
Straight-line rent adjustments	(2,226)	(712)	(4,578)	(294)
Market rent adjustments (2)	(2,994)	139	(3,348)	(263)
Second generation tenant allowances, lease incentives, lease commissions, and other lease costs	(19,621)	(3,666)	(23,144)	(7,105)
Capital improvements	(9,999)	(10,456)	(13,827)	(13,503)
Adjustments from unconsolidated joint ventures	(508)	(1,187)	(571)	(1,473)
FAD available to common shareholders (3)	$47,771	$58,372	$114,030	$119,585
Dividends per share	$0.3125	$0.2925	$0.605	$0.5675
FFO payout ratio	49%	50%	49%	51%
FAD payout ratio	78%	60%	64%	56%
Diluted weighted average common shares (3)	120,411	118,786	120,281	118,681
(1)Refer to page ix for a reconciliation of net income to FFO available to common shareholders.
(2)2026 periods include $2.2 million of accelerated below market rent on a lease that was terminated in the second quarter of 2026.
(3)Assumes the Class A and Class C common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A and Class C common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

x

Below is a reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share:

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$34,599	$31,330	$64,016	$51,329
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(3,849)	(3,034)	(7,291)	(5,433)
Interest expense	19,427	16,399	38,603	32,171
Other (income) expense	(1,724)	26	(3,631)	(191)
Impairment charge	—	—	—	4,249
Depreciation and amortization	41,975	36,608	82,327	73,754
Other non-property income	(472)	(468)	(353)	(508)
Corporate general and administrative expenses	20,514	18,992	40,665	38,008
Non-cash adjustments (1)	(5,232)	(585)	(7,950)	(579)
Lease termination fees (2)	707	(271)	(1,414)	(721)
Portfolio NOI - Consolidated	105,945	98,997	204,972	192,079
Non-same center NOI - Consolidated	(7,178)	(3,369)	(13,447)	(5,920)
Same Center NOI - Consolidated (3)	$98,767	$95,628	$191,525	$186,159

Portfolio NOI - Consolidated	$105,945	$98,997	$204,972	$192,079
Pro rata share of unconsolidated joint ventures (4)	8,145	7,629	15,875	15,032
Portfolio NOI - Total portfolio at pro rata share (4)	114,090	106,626	220,847	207,111
Non-same center NOI - Total portfolio at pro rata share (4)	(7,178)	(3,369)	(13,447)	(5,920)
Same Center NOI - Total portfolio at pro rata share (3) (4)	$106,912	$103,257	$207,400	$201,191
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases, and lease incentives.
(2)Lease termination fees includes termination rent income and termination rent expense.
(3)Centers excluded from Same Center NOI:

Cleveland, OH	February 2025	Acquired	Consolidated
Kansas City, KS	September 2025	Acquired	Consolidated
Toledo, OH	May 2026	Acquired	Consolidated
Howell, MI	April 2025	Sold	Consolidated
(4)Pro rata share metrics are presented on a constant currency basis. Constant currency is a non-GAAP financial measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.

Below are reconciliations of Net Income to Adjusted EBITDA:

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$34,599	$31,330	$64,016	$51,329
Adjusted to exclude:
Interest expense, net	17,445	16,309	34,626	31,805
Income tax expense	321	168	440	262
Depreciation and amortization	41,975	36,608	82,327	73,754
Impairment charges - consolidated	—	—	—	4,249
Adjusted EBITDA	$94,340	$84,415	$181,409	$161,399

	Twelve months ended
	June 30,	December 31,
	2026	2025
Net income	$132,188	$119,501
Adjusted to exclude:
Interest expense, net	67,881	65,060
Income tax expense	745	567
Depreciation and amortization	159,549	150,976
Impairment charge - consolidated	—	4,249
Adjusted EBITDA	$360,363	$340,353

Below are reconciliations of Net Income to Adjusted EBITDAre:

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025

Net income	$34,599	$31,330	$64,016	$51,329
Adjusted to exclude:
Interest expense, net	17,445	16,309	34,626	31,805
Income tax expense	321	168	440	262
Depreciation and amortization	41,975	36,608	82,327	73,754
Impairment charges - consolidated	—	—	—	4,249
Pro rata share of interest expense, net - unconsolidated joint ventures	1,964	2,412	3,905	4,546
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,328	2,306	4,673	5,166
EBITDAre	$98,632	$89,133	$189,987	$171,111
Adjusted EBITDAre	$98,632	$89,133	$189,987	$171,111

	Twelve months ended
	June 30,	December 31,
	2026	2025
Net income	$132,188	$119,501
Adjusted to exclude:
Interest expense, net	67,881	65,060
Income tax expense	745	567
Depreciation and amortization	159,549	150,976
Impairment charge - consolidated	—	4,249
Pro rata share of interest expense, net - unconsolidated joint ventures	7,836	8,477
Pro rata share of depreciation and amortization - unconsolidated joint ventures	9,297	9,790
EBITDAre	$377,496	$358,620
Adjusted EBITDAre	$377,496	$358,620

Below is a reconciliation of Total debt to Net debt for the consolidated portfolio and total portfolio at pro rata share:

	June 30, 2026
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,860,963	$157,081	$2,018,044
Less:
Cash and cash equivalents	(176,878)	(7,996)	(184,874)
Restricted cash	(31,008)	—	(31,008)
Short-term investments (1)	(20,000)	—	(20,000)
Total cash and cash equivalents, restricted cash and short-term investments	(227,886)	(7,996)	(235,882)
Net debt	$1,633,077	$149,085	$1,782,162

	December 31, 2025
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,596,821	$157,873	$1,754,694
Less:
Cash and cash equivalents	(18,133)	(9,685)	(27,818)
Restricted cash	(35,395)	—	(35,395)
Total cash and cash equivalents and restricted cash	(53,528)	(9,685)	(63,213)
Net debt	$1,543,293	$148,188	$1,691,481
(1)     Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“Nareit”), of which we are a member. In December 2018, Nareit issued “Nareit Funds From Operations White Paper - 2018 Restatement,” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. Nareit defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. Nareit has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

We present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income, which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, straight-line rent expense on land leases, lease incentives, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to make distributions. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre
We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive officer severance, certain executive departure-related adjustments, gain on sale of non-real estate asset adjustments, casualty gains and losses, gains and losses on early extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.
We determine EBITDAre based on the definition set forth by Nareit, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on early extinguishment of debt, net, casualty gains and losses, compensation related to voluntary retirement plan and other executive officer severance, gain on sale of non-real estate asset adjustments, gains and losses on sale of outparcels, and other items that we do not consider indicative of the Company’s ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;
•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;
•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and
•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.
Net Debt
We define Net debt as total debt less cash and cash equivalents, including restricted cash, and short-term investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company’s leverage. We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Notice
For a more detailed discussion of the factors that affect our operating results, interested parties should review the Company’s and Operating Partnership’s Annual Reports on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, when available.

This Supplemental Operating and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company or the Operating Partnership. Any offers to sell or solicitations to buy any securities of the Company or the Operating Partnership shall be made only by means of a prospectus.

Safe Harbor Statement

Certain statements made in this supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions that do not report historical matters. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this supplement as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this supplement. All of our forward-looking statements are qualified in their entirety by this cautionary statement.

There are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this supplement. Any forward-looking statements should be considered in light of the risks, uncertainties and other factors referred to in Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC. Such risks and uncertainties include, but are not limited to: risks associated with general economic and financial conditions, including inflationary pressures and recessionary fears; newly-imposed and potentially additional U.S. tariffs and responsive non-U.S. tariffs; increased capital costs and capital markets volatility; increases in unemployment and reduced consumer confidence and spending; risks related to our ability to acquire or develop new retail centers or expand existing retail centers successfully; risks related to the financial performance and market value of our retail centers and the potential for reductions in asset valuations and related impairment charges; our dependence on rental income from real property; the relative illiquidity of real property investments; failure of our acquisitions or dispositions of retail centers to achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers and our inability to execute leases with tenants on terms consistent with our expectations; the diversification of our tenant mix and the operation of full price retail may not achieve our expected results; risks associated with environmental regulations; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to international military conflicts, international trade disputes and foreign currency volatility; the fact that certain of our leases include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the impact of a prolonged government shutdown; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a REIT; our legal obligation to pay dividends to our shareholders; legislative or regulatory actions that could adversely affect our shareholders; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; risks of costs

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

and disruptions from cyber-attacks or acts of cyber-terrorism on our information systems or on third party systems that we use; unanticipated threats to our business from changes in information and other technologies, including artificial intelligence; and the uncertainties of costs to comply with regulatory changes and other important factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2025 and in other reports that we file with the SEC.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Summary Operating Metrics (1)

	June 30,
	2026	2025
Centers in Operation at End of Period:
Consolidated	35	33
Unconsolidated	6	6
Managed	1	1
Total Owned and/or Managed Properties	42	40

Gross Leasable Area (“GLA”) Open at End of Period (in thousands):
Consolidated	14,294	13,298
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	457	457

Total Owned and/or Managed Properties (1)	16,864	15,868
Total Owned Properties including pro rata share of unconsolidated JVs (1)	15,350	14,354

Ending Occupancy (2)
Consolidated	96.6%	96.5%
Unconsolidated	96.5%	97.9%
Total Owned Properties including pro rata share of unconsolidated JVs (2)	96.6%	96.6%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (3)	96.6%	96.6%

Average Tenant Sales Per Square Foot (2)(4)
Consolidated	$486	$464
Unconsolidated	$495	$483
Total Owned Properties including pro rata share of unconsolidated JVs (2)	$487	$465
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (3)	$489	$465

Occupancy Cost Ratio (2)(5)	9.7%	9.7%
(1)Amounts may not recalculate due to the effect of rounding.
(2)June 2026 ending occupancy, average tenant sales per square foot, and occupancy cost ratio include the results of Tanger Outlets Kansas City at Legends and Levis Commons Town Center, which were acquired during the last 12 months.
(3)Excludes the results of Tanger Outlets Kansas City at Legends and Levis Commons Town Center for June 2026.
(4)Average tenant sales per square foot is presented on a constant currency basis for the trailing twelve-month periods and include stores in stabilized centers that have been occupied a minimum of twelve months and are less than 20,000 square feet. Constant currency is a non-GAAP financial measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.
(5)Occupancy cost ratio represents annualized occupancy costs as of the end of the reporting period as a percentage of tenant sales for the trailing twelve-month periods for consolidated properties and the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Geographic Diversification
As of June 30, 2026

Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,611,169	12%
New York	2	1,466,850	10%
Alabama	2	1,183,432	8%
Georgia	3	1,175,688	8%
Pennsylvania	3	1,000,976	7%
Ohio	2	940,203	7%
Texas	2	823,717	6%
Tennessee	2	740,746	5%
North Carolina	2	696,194	5%
Kansas	1	693,218	5%
Delaware	1	547,937	4%
New Jersey	1	484,748	3%
Arizona	1	410,753	3%
Michigan	1	357,133	3%
Florida	1	351,691	2%
Missouri	1	329,861	2%
Mississippi	1	325,831	2%
Louisiana	1	322,063	2%
Connecticut	1	311,229	2%
Arkansas	1	269,642	2%
New Hampshire	1	250,558	2%
Total Consolidated Properties	35	14,293,639	100%

Unconsolidated Joint Venture Properties
	# of Centers	GLA	Ownership %
Ontario, Canada	2	665,096	50%
North Carolina	1	398,675	50%
Ohio	1	355,245	50%
Texas	1	352,705	50%
Maryland	1	341,156	50%
Total Unconsolidated Joint Venture Properties	6	2,112,877
Tanger’s Pro Rata Share of Unconsolidated Joint Venture Properties		1,056,439

Managed Property
	# of Centers	GLA
Palm Beach, FL	1	457,326

Total Owned and/or Managed Properties	42	16,863,842

Total Owned Properties including pro rata share of unconsolidated JVs	41	15,350,078

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Property Summary - Occupancy at End of Each Period Shown (1)

Property Name	Location	Total GLA 6/30/2026	% Occupied 6/30/2026	% Occupied 3/31/2026	% Occupied 6/30/2025
Tanger Outlets Deer Park	Deer Park, NY	737,473	99.4%	99.2%	99.6%
Tanger Outlets Riverhead	Riverhead, NY	729,377	95.6%	95.5%	95.6%
Tanger Outlets Kansas City at Legends	Kansas City, KS	693,218	96.5%	98.0%	N/A
Bridge Street Town Centre, a Tanger Property	Huntsville, AL	651,016	91.8%	89.9%	87.2%
Pinecrest, a Tanger Property	Cleveland, OH	639,016	97.5%	97.0%	96.8%
Tanger Outlets Rehoboth Beach	Rehoboth Beach, DE	547,937	99.6%	98.4%	99.6%
Tanger Outlets Foley	Foley, AL	532,416	95.7%	93.6%	96.0%
Tanger Outlets Savannah	Savannah, GA	488,698	98.7%	99.7%	100.0%
Tanger Outlets Atlantic City	Atlantic City, NJ	484,748	83.3%	81.8%	77.9%
Tanger Outlets San Marcos	San Marcos, TX	471,816	99.2%	98.7%	99.3%
Tanger Outlets Sevierville	Sevierville, TN	450,079	100.0%	100.0%	95.6%
Tanger Outlets Myrtle Beach Hwy 501	Myrtle Beach, SC	431,201	95.8%	96.9%	94.8%
Tanger Outlets Phoenix	Glendale, AZ	410,753	92.9%	100.0%	99.2%
Tanger Outlets Myrtle Beach Hwy 17	Myrtle Beach, SC	404,341	100.0%	98.8%	100.0%
Tanger Outlets Charleston	Charleston, SC	386,328	100.0%	99.1%	99.8%
Tanger Outlets Lancaster	Lancaster, PA	377,417	99.3%	99.7%	100.0%
Tanger Outlets Asheville	Asheville, NC	376,432	96.0%	99.2%	95.2%
Tanger Outlets Pittsburgh	Pittsburgh, PA	373,863	98.5%	98.6%	96.4%
Tanger Outlets Commerce	Commerce, GA	371,408	93.7%	96.4%	100.0%
Tanger Outlets Grand Rapids	Grand Rapids, MI	357,133	95.3%	93.1%	93.4%
Tanger Outlets Fort Worth	Fort Worth, TX	351,901	99.4%	100.0%	98.3%
Tanger Outlets Daytona Beach	Daytona Beach, FL	351,691	100.0%	100.0%	99.7%
Tanger Outlets Branson	Branson, MO	329,861	100.0%	100.0%	100.0%
Tanger Outlets Memphis	Southaven, MS	325,831	99.1%	96.8%	99.4%
Tanger Outlets Gonzales	Gonzales, LA	322,063	91.0%	91.7%	94.4%
Tanger Outlets Mebane	Mebane, NC	319,762	99.0%	99.5%	100.0%
Tanger Outlets Atlanta	Locust Grove, GA	315,582	100.0%	97.8%	98.1%
Tanger Outlets at Foxwoods	Mashantucket, CT	311,229	93.2%	96.5%	94.8%
Levis Commons Town Center, a Tanger Property	Toledo, OH	301,187	97.5%	N/A	N/A
Tanger Outlets Nashville	Nashville, TN	290,667	100.0%	100.0%	95.9%
The Promenade at Chenal, a Tanger Property	Little Rock, AR	269,642	98.8%	99.2%	96.0%
Tanger Outlets Tilton	Tilton, NH	250,558	90.7%	90.5%	94.4%
Tanger Outlets Hershey	Hershey, PA	249,696	99.2%	100.0%	99.2%
Tanger Outlets Hilton Head II	Hilton Head, SC	206,564	96.9%	100.0%	95.6%
Tanger Outlets Hilton Head I	Hilton Head, SC	182,735	84.7%	100.0%	100.0%
Total Consolidated		14,293,639	96.6%	96.9%	96.5%
Charlotte Premium Outlets	Charlotte, NC	398,675	93.0%	98.1%	98.9%
Tanger Outlets Ottawa	Ottawa, ON	357,213	98.1%	99.6%	99.6%
Tanger Outlets Columbus	Columbus, OH	355,245	99.0%	99.0%	98.8%
Tanger Outlets Houston	Texas City, TX	352,705	95.5%	94.1%	94.2%
Tanger Outlets National Harbor	National Harbor, MD	341,156	99.3%	100.0%	100.0%
Tanger Outlets Cookstown	Cookstown, ON	307,883	94.6%	95.7%	95.4%
Total Unconsolidated		2,112,877	96.5%	97.8%	97.9%
Tanger’s pro rata share of unconsolidated JVs		1,056,439	96.5%	97.8%	97.9%

Total Owned Properties including pro rata share of unconsolidated JVs		15,350,078	96.6%	97.0%	96.6%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (2)		14,355,672	96.6%	96.9%	96.6%
(1)Excludes square footage and occupancy associated with ground leases to tenants.
(2)Excludes GLA and occupancy rates at Tanger Outlets Kansas City at Legends and Levis Commons Town Center for all periods.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Portfolio Map as of June 30, 2026

Open-Air Retail Portfolio in Dynamic Markets

ONTARIO
QUEBEC
ME
OTTAWA
VT
NH
TILTON
COOKSTOWN
NY
MA
GRAND RAPIDS
MI
CT
RI
FOXWOODS
RIVERHEAD/
HAMPTONS
PA
NJ
DEER PARK/
LONG ISLAND
IA
NE
TOLEDO
CLEVELAND
PITTSBURGH
HERSHEY
LANCASTER
ATLANTIC CITY
OH
DE
UT
CO
IL
IN
COLUMBUS
WASHINGTON, D.C.
REHOBOTH BEACH
WV
MD
KS
KANSAS CITY
MO
VA
NATIONAL HARBOR
KY
AZ
BRANSON
GREENSBORO
MEBANE
NC
NASHVILLE
SEVIERVILLE
ASHEVILLE
CHARLOTTE
AR
NM
OK
TN
PHOENIX
MEMPHIS
COMMERCE
SC
LITTLE ROCK
HUNTSVILLE
MYRTLE BEACH
CHARLESTON
LOCUST GROVE
FORT WORTH
MS
HILTON HEAD
AL
GA
SAVANNAH
LA
TX
GONZALES
FOLEY
SAN MARCOS
HOUSTON
DAYTONA BEACH
FL
PALM BEACH

42
Retail Centers

~17M
Square Feet

3K+
Stores

800+
Brands

- Outlet Center*
- Open-Air Lifestyle Center
- Strategic Partnership
- Corporate Headquarters

*Includes consolidated and six unconsolidated joint venture properties

Portfolio Occupancy at the End of Each Period (1)
(1)     Includes the Company’s pro rata share of unconsolidated joint ventures.
(2)     Beginning in December 2024, total portfolio occupancy includes the occupancy rate at The Promenade at Chenal, which was acquired during the fourth quarter of 2024.
(3)    Beginning in March 2025, total portfolio occupancy includes the occupancy rate at Pinecrest, which was acquired during the first quarter of 2025, and excludes the occupancy rate at the center in Howell, Michigan that was sold in April 2025.
(4)     Beginning in September 2025, total portfolio occupancy includes the occupancy rate at Tanger Outlets Kansas City at Legends, which was acquired during the third quarter of 2025.
(5)    Beginning in June 2026, total portfolio occupancy includes the occupancy rate at Levis Commons Town Center, which was acquired during the second quarter of 2026.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Center Sales Per Square Foot Ranking (“SPSF”) as of June 30, 2026 (1)

Ranking (2)	12 Months SPSF	Period End Occupancy	GLA (thousands)	% of GLA	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 6	$699	96.6%	3,159	21%	25%
Centers 7 - 12	$546	99.7%	2,340	15%	21%
Centers 13 - 18	$473	97.3%	2,185	14%	13%
Centers 19 - 24	$435	97.1%	2,709	18%	18%
Centers 25 - 30	$375	96.5%	2,098	13%	9%
Centers 31 - 35	$326	91.0%	1,803	12%	7%

Ranking (2)	Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative GLA (thousands)	Cumulative % of GLA	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 6	$699	96.6%	3,159	21%	25%
Centers 1 - 12	$619	97.9%	5,499	36%	46%
Centers 1 - 18	$575	97.8%	7,684	50%	59%
Centers 1 - 24	$535	97.6%	10,393	68%	77%
Centers 1 - 30	$510	97.4%	12,491	81%	86%
Centers 1 - 35	$486	96.6%	14,294	93%	93%

Unconsolidated Centers at Pro Rata Share (4)	$495	96.5%	1,056	7%	7%
Total Centers at Pro Rata Share (5)	$487	96.6%	15,350	100%	100%

(1)
Centers are ranked by sales per square foot for the trailing twelve months ended June 30, 2026, and sales per square foot include stores that have been occupied for a minimum of twelve months and are initially less than 20,000 square feet.

(2)	Centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 6:	Cleveland, OH (Pinecrest)	Deer Park, NY	Glendale, AZ (Phoenix)	Huntsville, AL (Bridge Street Town Centre)	Little Rock, AR (The Promenade at Chenal)	Sevierville, TN
	Centers 7 - 12:	Branson, MO	Charleston, SC	Fort Worth, TX	Mebane, NC	Myrtle Beach Hwy 17, SC	Rehoboth Beach, DE
	Centers 13 - 18:	Hilton Head I, SC	Kansas City, KS	Lancaster, PA	Locust Grove, GA	Nashville, TN	Southaven, MS (Memphis)
	Centers 19 - 24:	Daytona Beach, FL	Foley, AL	Grand Rapids, MI	Hershey, PA	Riverhead, NY	Savannah, GA
	Centers 25 - 30:	Asheville, NC	Hilton Head II, SC	Mashantucket, CT (Foxwoods)	Myrtle Beach Hwy 501, SC	San Marcos, TX	Toledo, OH (Levis Commons Town Center)
	Centers 31 - 35:	Atlantic City, NJ	Commerce, GA	Gonzales, LA	Pittsburgh, PA	Tilton, NH

(3)
Based on the Company’s forecast of 2026 Portfolio NOI (Portfolio NOI is a non-GAAP financial measure; refer to Non-GAAP Definitions beginning on page 32). The Company’s forecast is based on management’s estimates as of June 30, 2026 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Inc. Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, when available.

(4)	Includes centers open 12 full calendar months presented on a gross basis (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	Cookstown, ON	National Harbor, MD	Ottawa, ON	Texas City, TX (Houston)

(5)	Includes consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Amounts may not recalculate due to the effect of rounding.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of June 30, 2026 (1)

			At Pro Rata Share (2)
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (3)
The Gap, Inc.	Athleta, Banana Republic, Gap, Old Navy	109	1,026,329	6.7%	5.2%
KnitWell Group LLC; Lane Bryant Brands Opco LLC	Ann Taylor, Chicos, Lane Bryant, Loft, Soma Intimates, Talbots, White House/Black Market	130	556,738	3.6%	4.4%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters, Offline by Aerie	61	373,233	2.4%	3.2%
Tapestry, Inc.	Coach, Kate Spade	65	291,628	1.9%	3.2%
Under Armour, Inc.	Under Armour, Under Armour Youth	37	317,430	2.1%	2.9%
Nike, Inc.	Converse, Nike	39	454,987	3.0%	2.2%
PVH Corp.	Calvin Klein, Tommy Hilfiger	42	284,005	1.9%	2.2%
Columbia Sportswear Company	Columbia Sportswear	30	205,825	1.3%	2.0%
Signet Jewelers Limited	Banter by Piercing Pagoda, Jared, Kay Jewelers, Peoples Jewellers, Zales	57	117,627	0.8%	1.9%
Skechers USA, Inc.	Skechers	34	225,938	1.5%	1.8%
Luxottica Group S.p.A.	Lenscrafters, Oakley, Sunglass Hut	72	105,648	0.7%	1.7%
Adidas AG	Adidas	29	194,793	1.3%	1.7%
Rack Room Shoes	Off Broadway Shoes, Rack Room Shoes	26	171,786	1.1%	1.6%
Carter’s, Inc.	Carters, OshKosh B'gosh	46	181,066	1.2%	1.6%
Catalyst Brands	Aéropostale, Brooks Brothers, Lucky Brands, Nautica	43	180,487	1.2%	1.6%
Capri Holdings Limited	Michael Kors	32	151,036	1.0%	1.6%
Crocs Inc.	Crocs, Hey Dude	61	156,982	1.0%	1.5%
J.Crew Group	J.Crew Factory, J.Crew The Men's Shop, Madewell	27	139,080	0.9%	1.5%
Levi Strauss & Co.	Levi's	35	134,985	0.9%	1.5%
Victoria's Secret & Co.	Pink by Victoria's Secret, Victoria's Secret	25	164,271	1.1%	1.4%
V. F. Corporation	The North Face, Timberland, Vans, Work Authority	31	149,811	1.0%	1.4%
Caleres Inc.	Allen Edmonds, Famous Footwear	29	139,111	0.9%	1.2%
Ralph Lauren Corporation	Polo Children, Polo Ralph Lauren	34	385,237	2.5%	1.2%
Vera Bradley, Inc.	Vera Bradley	27	96,280	0.6%	1.2%
H & M Hennes & Mauritz LP.	H&M	21	433,497	2.8%	1.1%
Total of Top 25 tenants		1,142	6,637,810	43.4%	50.8%
(1)Excludes leases that have been entered into but tenant has not yet taken possession, leases that have turned over but are not open, and temporary leases. Includes all retail concepts of each tenant group in alphabetical order.
(2)Includes the Company’s pro rata share of unconsolidated joint ventures.
(3)Annualized base rent (“ABR”) is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Includes rents that are based on a percentage of sales in lieu of fixed contractual rents and ground lease rent. No individual brand represents more than 3.0% of total ABR.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Lease Expirations as of June 30, 2026

Percentage of Total Gross Leasable Area (1) (2)

Percentage of Total Annualized Base Rent (1) (2) (3)
(1)     Includes the Company’s pro rata share of unconsolidated joint ventures.
(2)     Excludes leases that have been entered into but tenant has not yet taken possession, vacant space, leases that have turned over but are not open, temporary leases, and residential. 2026 lease expirations include month-to-month leases.
(3)    Includes ground lease rent.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Capital Expenditures for the Three Months Ended June 30, 2026 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, redevelopments, first generation tenant allowances and expansions	$9,124	$47	$9,171
Other	—	—	—
Total value enhancing	$9,124	$47	$9,171

Recurring capital expenditures:
Second generation tenant allowances, lease incentives, lease commissions and other lease costs	$19,621	$344	$19,965
Operational capital expenditures	7,345	251	7,596
Renovations	2,654	—	2,654
Total recurring capital expenditures	$29,620	$595	$30,215

Total value enhancing and recurring capital expenditures	$38,744	$642	$39,386
Capital Expenditures for the Six Months Ended June 30, 2026 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, redevelopments, first generation tenant allowances and expansions	$14,395	$199	$14,594
Other	—	—	—
Total value enhancing	$14,395	$199	$14,594

Recurring capital expenditures:
Second generation tenant allowances, lease incentives, lease commissions and other lease costs	$23,144	$402	$23,546
Operational capital expenditures	9,055	348	9,403
Renovations	4,772	—	4,772
Total recurring capital expenditures	$36,971	$750	$37,721

Total value enhancing and recurring capital expenditures	$51,366	$949	$52,315

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Transaction Summary

Asset	Location	Type	Investment Amount (in millions)	Owned GLA	Transaction Date

External Growth
Tanger Outlets Nashville	Nashville, TN	Development	$145.0	290,667	10/27/2023
Tanger Outlets Asheville	Asheville, NC	Acquisition	70.0	376,432	11/13/2023
Bridge Street Town Centre	Huntsville, AL	Acquisition	193.5	651,016	11/30/2023
The Promenade at Chenal	Little Rock, AR	Acquisition	73.1	269,642	12/10/2024
Pinecrest	Cleveland, OH	Acquisition	167.0	639,016	2/12/2025
Tanger Outlets Kansas City at Legends	Kansas City, KS	Acquisition	130.0	693,218	9/16/2025
Levis Commons Town Center	Toledo, OH	Acquisition	60.0	301,187	5/27/2026
Total			$838.6	3,221,178

Asset	Location	Type	Sale Amount (in millions)	GLA (1)	Transaction Date
Disposition
Tanger Outlets Howell (1)	Howell, MI	Disposition	$17.0	314,438	4/15/2025

(1)     The Company recorded a $4.2 million non-cash impairment charge during the first quarter of 2025 as a result of this sale.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Leasing Activity for the Trailing Twelve Months Ended June 30 - Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Rent Spread % (4)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2026	590	3,047	$39.76	10.5%	$6.53	4.2
2025	569	2,527	$37.12	12.0%	$5.31	3.5

Re-tenanted space
2026	69	340	$54.88	28.4%	$55.60	9.0
2025	49	225	$49.63	28.0%	$58.82	8.2

Renewed space
2026	521	2,707	$37.87	7.7%	$0.38	3.5
2025	520	2,303	$35.90	10.1%	$0.09	3.0
Refer to footnotes below the following table.

Leasing Activity for the Trailing Twelve Months Ended June 30 - Comparable and Non-Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2026	652	3,307	$40.15	$9.17	4.4
2025	625	2,811	$37.49	$11.71	4.0
(1)For consolidated properties and domestic unconsolidated joint ventures at pro rata share owned as of the period-end date, except for the count of leasing transactions, which are shown at 100%. Represents leases for new stores or renewals that were executed during the respective trailing 12-month periods and excludes license agreements, seasonal tenants, month-to-month leases, and new developments.
(2)Comparable space excludes leases for space that was vacant for more than 12 months.
(3)Represents average initial cash rent (base rent and common area maintenance (“CAM”)).
(4)Represents change in average initial and expiring cash rent (base rent and CAM).
(5)Includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Consolidated Balance Sheets (unaudited, dollars in thousands)

	June 30,	December 31,
	2026	2025
Assets
Rental property:
Land	$348,432	$342,203
Buildings, improvements and fixtures	3,448,125	3,360,308
Construction in progress	19,801	18,174
	3,816,358	3,720,685
Accumulated depreciation	(1,581,610)	(1,513,594)
Total rental property, net	2,234,748	2,207,091
Cash and cash equivalents	176,878	18,133
Restricted cash	31,008	35,395
Short-term investments	20,000	—
Investments in unconsolidated joint ventures	63,608	64,862
Deferred lease costs and other intangibles, net	113,820	110,669
Operating lease right-of-use assets	82,770	83,497
Prepaids and other assets	136,861	136,335
Total assets	$2,859,693	$2,655,982

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,044,558	$1,043,609
Senior, unsecured exchangeable notes, net	243,150	—
Unsecured term loan, net	394,604	323,978
Mortgages payable, net	178,651	185,234
Unsecured lines of credit	—	44,000
Total debt	1,860,963	1,596,821
Accounts payable and accrued expenses	107,684	133,065
Operating lease liabilities	90,777	91,569
Other liabilities	98,856	99,423
Total liabilities	2,158,280	1,920,878
Commitments and contingencies
Equity
Tanger Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 114,878,989 and 115,097,359 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	1,149	1,151
Paid in capital	1,234,523	1,262,920
Accumulated distributions in excess of net income	(538,728)	(529,239)
Accumulated other comprehensive loss	(22,976)	(28,349)
Equity attributable to Tanger Inc.	673,968	706,483
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	27,445	28,621
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	701,413	735,104
Total liabilities and equity	$2,859,693	$2,655,982

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Consolidated Statements of Operations (unaudited, in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
Rental revenue	$148,274	$133,435	$291,812	$262,720
Management, leasing and other services	2,271	2,238	4,475	4,645
Other revenue	5,843	5,021	10,518	8,692
Total revenues	156,388	140,694	306,805	276,057
Expenses:
Property operating	45,473	40,373	92,206	82,193
General and administrative	20,487	18,992	40,575	37,985
Impairment charge	—	—	—	4,249
Depreciation and amortization	41,975	36,608	82,327	73,754
Total expenses	107,935	95,973	215,108	198,181
Other income (expense):
Interest expense	(19,427)	(16,399)	(38,603)	(32,171)
Other income (expense)	1,724	(26)	3,631	191
Total other income (expense)	(17,703)	(16,425)	(34,972)	(31,980)
Income before equity in earnings of unconsolidated joint ventures	30,750	28,296	56,725	45,896
Equity in earnings of unconsolidated joint ventures	3,849	3,034	7,291	5,433
Net income	34,599	31,330	64,016	51,329
Noncontrolling interests in Operating Partnership	(1,358)	(1,244)	(2,514)	(2,042)
Noncontrolling interests in other consolidated partnerships	—	—	—	—
Net income attributable to Tanger Inc.	33,241	30,086	61,502	49,287
Allocation of earnings to participating securities	(257)	(225)	(467)	(427)
Net income available to common shareholders of Tanger Inc.	$32,984	$29,861	$61,035	$48,860

Basic earnings per common share:
Net income	$0.29	$0.27	$0.53	$0.43

Diluted earnings per common share:
Net income	$0.29	$0.26	$0.53	$0.43

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Components of Rental Revenues (unaudited, in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in Accounting Standards Update (“ASU”) 2018-11 to account for lease and non-lease components as a single component, which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in consolidated rental revenues:

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Rental revenue:
Base rentals	$97,731	$92,728	$193,053	$181,976
Percentage rentals	2,562	2,627	5,379	5,071
Tenant expense reimbursements	42,829	37,498	83,623	74,823
Lease termination fees	593	271	2,714	721
Market rent adjustments (1)	3,087	(47)	3,534	448
Straight-line rent adjustments	2,226	712	4,578	294
Uncollectible tenant revenue	(754)	(354)	(1,069)	(613)
Rental revenue	$148,274	$133,435	$291,812	$262,720
(1)     2026 periods include $2.2 million of accelerated below market rent on a lease that was terminated in the second quarter of 2026.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Unconsolidated Joint Venture Information

The following table details certain information as of June 30, 2026 about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

		Tanger’s	Total		Tanger’s Pro Rata Share (1)
Joint Venture	Center Location	Ownership %	Square Feet	Debt (2)	Square Feet	Debt (2)
Charlotte	Charlotte, NC	50.0%	398,675	$95.0	199,338	$47.4
Columbus	Columbus, OH	50.0%	355,245	70.5	177,623	35.3
Houston	Texas City, TX	50.0%	352,705	59.3	176,353	29.7
National Harbor	National Harbor, MD	50.0%	341,156	89.4	170,578	44.7
RioCan Canada (3)	Various	50.0%	665,096	—	332,548	—
Total			2,112,877	$314.2	1,056,439	$157.1
(1)Represents Tanger’s share of square footage and total debt recorded for the unconsolidated joint ventures. Amounts may not recalculate due to the effect of rounding.
(2)Net of debt origination costs and premiums. Refer to page 17 for additional information.
(3)Includes a 307,883 square foot center in Cookstown, Ontario, and a 357,213 square foot center in Ottawa, Ontario.

Non-GAAP Pro Rata Statement of Operations Information (in thousands) (1)	Three months ended	Six months ended
	June 30, 2026	June 30, 2026
Revenues:
Rental revenues	$12,282	$24,518
Other revenues	443	786
Total revenues	12,725	25,304
Expense:
Property operating	4,584	9,425
General and administrative	3	14
Depreciation and amortization	2,328	4,673
Total expenses	6,915	14,112
Other income (expense):
Interest expense	(2,017)	(4,029)
Other income (expenses)	56	128
Total other income (expense)	(1,961)	(3,901)
Net income	$3,849	$7,291

Tanger’s share of NOI (2)	$8,145	$15,875
(1)Represents Tanger’s share of total revenues, expense, other income (expense), net income, and NOI recorded for the unconsolidated joint ventures. Refer to Non-GAAP Definitions beginning on page 32 for definitions of the non-GAAP supplemental measures used in this report.
(2)NOI is calculated similarly to Portfolio NOI, a non-GAAP financial measure. Refer to Non-GAAP Definitions beginning on page 32.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Debt Outstanding Summary
As of June 30, 2026
(dollars in thousands)

	Total Debt Outstanding	Pro Rata Share of Debt	Stated Interest Rate	Effective Interest Rate (1)	Maturity Date	Weighted Average Years to Maturity
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit (2)	$—	$—	Daily SOFR + 0.85%	4.5%	4/12/2029	2.8
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	0.2
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	1.0
2031 Senior unsecured notes	400,000	400,000	2.75%	2.9%	9/1/2031	5.2
5-year Unsecured term loan (3)(4)	250,000	250,000	Daily SOFR + 0.95%	4.7%	12/11/2030	4.5
7-year Unsecured term loan (3)(4)	150,000	150,000	Daily SOFR + 1.25%	5.0%	1/6/2033	6.5
Exchangeable senior notes	250,000	250,000	2.375%	2.4%	1/15/2031	4.5
Debt discounts and origination costs	(17,688)	(17,688)
Total unsecured debt	$1,682,312	$1,682,312		3.6%		3.3
Secured mortgage debt (5):
Kansas City, KS	$115,000	$115,000	7.57%	6.0%	11/5/2027	1.4
Southaven, MS (Memphis) (4)	61,700	61,700	Daily SOFR + 2.00%	5.5%	4/24/2030	3.8
Debt premium and origination costs	1,951	1,951
Total secured mortgage debt	178,651	178,651		5.8%		2.2
Total consolidated debt	$1,860,963	$1,860,963		3.8%		3.2
Unconsolidated JV debt:
Charlotte, NC	$95,048	$47,524	4.27%	4.3%	7/1/2028	2.0
National Harbor, MD	89,582	44,791	4.63%	4.6%	1/5/2030	3.5
Houston, TX (4)	60,000	30,000	Daily SOFR + 1.65%	5.1%	6/26/2030	4.0
Columbus, OH	71,000	35,500	6.25%	6.3%	10/1/2032	6.3
Debt origination costs	(1,468)	(734)
Total unconsolidated JV net debt	314,162	157,081		5.0%		3.8
Total	$2,175,125	$2,018,044		3.9%		3.3
(1)As of June 30, 2026. The effective interest rate includes the impact of discounts and premiums, mark-to-market adjustments for mortgages assumed in conjunction with property acquisitions and interest rate swap agreements, as applicable.
(2)The Company has unsecured lines of credit that provide for borrowings of up to $620 million, including a $20 million liquidity line and a $600 million syndicated line. A 20-basis point facility fee is due annually on the entire committed amount of each facility. In certain circumstances, total line capacity may be increased to $1.2 billion through an accordion feature in the syndicated line. Maturity date includes applicable extensions available at our option.
(3)As of June 30, 2026, the Company had a combined $150 million of availability under delayed draw features associated with the $350 million unsecured term loan due December 2030 (the “2030 Term Loan”) and the $200 million unsecured term loan due January 2033 (the “2033 Term Loan”). In July 2026, the Company drew the full $50 million available under the 2033 Term Loan’s delayed draw feature, increasing the principal outstanding under the 2033 Term Loan from $150 million to $200 million.
(4)The effective interest rate includes interest rate swap agreements. Additional details on the Company’s interest rate strategy, including forward-starting swaps, are detailed on page 20.
(5)During the second quarter of 2026, the secured mortgage debt for the Company’s Atlantic City, NJ property was repaid in full.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Summary of Our Share of Fixed and Variable Rate Debt, Cash and Cash Equivalents and Restricted Cash
As of June 30, 2026
(dollars in thousands)

Debt	Total Debt %	Pro Rata Share	Effective Interest Rate (1)	Average Years to Maturity (2)
Consolidated:
Fixed (3)	100%	$1,860,963	3.8%	3.2
Variable	—%	—	—%	—
	100%	$1,860,963	3.8%	3.2
Unconsolidated Joint Ventures:
Fixed (3)	100%	$157,081	5.0%	3.8
Variable	—%	—	—%	—
	100%	$157,081	5.0%	3.8
Total:
Fixed	100%	$2,018,044	3.9%	3.3
Variable	—%	—	—%	—
Total share of debt	100%	$2,018,044	3.9%	3.3

Cash and Cash Equivalents, Restricted Cash, and Short-term Investments		Pro Rata Share
Consolidated:
Cash and cash equivalents		$176,878
Restricted cash		31,008
Short-term investments (4)		20,000
		$227,886
Unconsolidated joint ventures:
Cash and cash equivalents		7,996
		$7,996
Total:
Cash and cash equivalents		$184,874
Restricted cash		31,008
Short-term investments		20,000
Total share of Cash and Cash Equivalents, Restricted Cash and Short-term Investments		$235,882

Net Debt		Pro Rata Share
Total share of Net Debt (5)		$1,782,162
(1)As of June 30, 2026.
(2)Includes applicable extensions available at our option.
(3)The effective interest rate includes interest rate swap agreements. Additional details on the Company’s interest rate strategy, including forward-starting swaps, are detailed on page 20.
(4)Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.
(5)Net debt is a non-GAAP financial measure. Refer to page 28 for a reconciliation of total debt to Net debt.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Future Scheduled Principal Payments (dollars in thousands) (1)
As of June 30, 2026

Year	Tanger Consolidated Payments	Tanger’s Pro Rata Share of Unconsolidated JV Payments	Total Scheduled Payments	Effective Interest Rate as of June 30, 2026 (2)
2026 (3)	$350,000	$903	$350,903	3.2%
2027	415,000	1,865	416,865	4.5%
2028	—	47,027	47,027	4.3%
2029	—	984	984	4.6%
2030	311,700	71,536	383,236	4.9%
2031	650,000	—	650,000	2.7%
2032	—	35,500	35,500	6.3%
2033	150,000	—	150,000	5.0%
2034	—	—	—	—%
2035 & thereafter	—	—	—	—%
Total principal outstanding	$1,876,700	$157,815	$2,034,515	3.9%
Net debt discounts and debt origination costs	(15,737)	(734)	(16,471)
Total debt outstanding	$1,860,963	$157,081	$2,018,044	3.9%
(1)Includes applicable extensions available at our option.
(2)Includes variable interest rates in effect as of June 30, 2026.
(3)A portion of the net proceeds from the Exchangeable Notes offering, together with a portion of the proceeds of the Operating Partnership's term loans, are expected to be used to repay in full the Operating Partnership's outstanding $350 million aggregate principal amount of 3.125% senior notes due 2026 at maturity on September 1, 2026.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Interest Rate Swap Strategy
(dollars in thousands)

Interest Rate Swap Effective Date	Interest Rate Swap Expiration Date	Swap Notional Amount	Bank Pay Rate	Company Fixed Pay Rate

Unsecured Term Loans
Current:
February 2024	August 2026	$75,000	Daily SOFR	3.7%
February 2024	January 2027	175,000	Daily SOFR	4.2%
January 2026	October 2029	75,000	Daily SOFR	3.4%
February 2026	April 2028	75,000	Daily SOFR	3.3%
Total		$400,000		3.8%

Forward-starting:
July 2026	April 2031	$25,000	Daily SOFR	3.5%
August 2026	October 2027	50,000	Daily SOFR	3.1%
August 2026	April 2028	25,000	Daily SOFR	3.1%
January 2027	December 2028	50,000	Daily SOFR	3.2%
January 2027	April 2029	25,000	Daily SOFR	3.1%
January 2027	September 2030	25,000	Daily SOFR	3.5%
Total		$200,000		3.2%

Secured Mortgage Debt
May 2025 (1)	April 2029	$61,700	Daily SOFR	3.5%
June 2025 (2)	June 2029	$30,000	Daily SOFR	3.4%
Total		$91,700		3.5%
(1)Represents interest rate swap for the full outstanding principal of the Southaven, MS (Memphis) mortgage.
(2)Represents interest rate swap for the Company’s pro rata share of the outstanding principal of the Houston, TX joint venture mortgage.
Financial Covenants (1)
As of June 30, 2026

Senior Unsecured Notes:	Required	Actual
Total Consolidated Debt to Adjusted Total Assets	< 60%	41%
Total Secured Debt to Adjusted Total Assets	< 40%	4%
Total Unencumbered Assets to Unsecured Debt	> 150%	253%
Consolidated Income Available for Debt Service to Annual Debt Service Charge	> 1.5 x	5.3	x

Unsecured Lines of Credit & Term Loan:	Required	Actual
Total Liabilities to Total Adjusted Asset Value	< 60%	36%
Secured Indebtedness to Total Adjusted Asset Value	< 35%	6%
EBITDA to Fixed Charges	> 1.5 x	4.5	x
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value	< 60%	30%
Unencumbered Interest Coverage Ratio	> 1.5 x	5.7	x
(1)For a complete listing of all material debt covenants related to the Company’s senior unsecured notes, unsecured lines of credit and term loan, as well as definitions of the above terms, please refer to the Company’s filings with the SEC.
Credit Ratings

Agency	Rating	Outlook	Latest Action / Affirmation
Fitch	BBB	Stable	July 24, 2025
Moody’s Investors Services	Baa2	Stable	September 11, 2025
Standard & Poor’s Ratings Services	BBB	Stable	January 28, 2026

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Enterprise Value, Net Debt, Liquidity, and Debt Ratios - June 30, 2026
(in thousands, except per share data)

	Consolidated		Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Enterprise Value:
Market value:
Common shares outstanding	114,879			114,879
Exchangeable operating partnership units	4,678			4,678
Total shares and units (1)	119,557			119,557
Common share price at June 30, 2026	$39.47			$39.47
Total market value (1)	$4,718,918			$4,718,918

Debt:
Senior, unsecured notes	$1,050,000		$—	$1,050,000
Unsecured term loans (2)	400,000		—	400,000
Exchangeable senior notes	250,000			250,000
Mortgages payable	176,700		157,815	334,515
Unsecured lines of credit	—		—	—
Total principal debt	$1,876,700		$157,815	$2,034,515
Less: Net debt discounts	(949)		—	(949)
Less: Debt origination costs	(14,788)		(734)	(15,522)
Total debt	$1,860,963		$157,081	$2,018,044
Less: Cash and cash equivalents	(176,878)		(7,996)	(184,874)
Less: Restricted cash	(31,008)		—	(31,008)
Less: Short-term investments	(20,000)		—	(20,000)
Net debt (3)	$1,633,077		$149,085	$1,782,162
Total enterprise value	$6,351,995		$149,085	$6,501,080

Liquidity
Cash and cash equivalents	$176,878		$7,996	$184,874
Short-term investments	20,000		—	20,000
Delayed draws under the 2030 and 2033 Term Loans (2)	150,000		—	150,000
Unused capacity under unsecured lines of credit	620,000		—	620,000
Proceeds available from settlement of forward sale agreements (4)	24,300		—	24,300
Total liquidity	$991,178		$7,996	$999,174

Ratios (5):
Net debt to Adjusted EBITDA (3)(6)	4.5	x		4.7	x
Interest coverage ratio (7)	5.0	x		4.7	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)As of June 30, 2026, the Company had a combined $150 million of availability under delayed draw features associated with the 2030 and 2033 Term Loans. In July 2026, the Company drew the full $50 million available under the 2033 Term Loan’s delayed draw feature, increasing the the total principal outstanding under the 2030 and 2033 Term Loans from $400 million to $450 million and reducing the delayed draws under the 2030 and 2033 Term Loans from $150 million to $100 million.
(3)Net debt, Adjusted EBITDA and Adjusted EBITDAre are non-GAAP financial measures. Refer to reconciliations of net income to Adjusted EBITDA and Adjusted EBITDAre as well as total debt to Net debt on pages 26 through 28.
(4)Assumes the physical settlement of the 0.6 million outstanding forward shares as of June 30, 2026 under the Company’s at-the-market offering program, which are subject to forward sale agreements, at an initial forward sale price of $40.50 per share. These shares remain unsettled and can be settled over time.
(5)Ratios are presented for the trailing twelve-month period.
(6)Net debt to Adjusted EBITDA represents Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share).
(7)Interest coverage ratio represents Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share) divided by interest expense.
.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

NON-GAAP AND SUPPLEMENTAL MEASURES (1)

Reconciliation of Net Income to FFO and Core FFO (dollars and shares in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$34,599	$31,330	$64,016	$51,329
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	40,644	35,386	79,661	71,364
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,328	2,306	4,673	5,166
Impairment charge - consolidated	—	—	—	4,249
FFO	77,571	69,022	148,350	132,108
Allocation of earnings to participating securities	(478)	(408)	(853)	(764)
FFO available to common shareholders (2)	$77,093	$68,614	$147,497	$131,344
Core FFO available to common shareholders (2)	$77,093	$68,614	$147,497	$131,344
FFO available to common shareholders per share - diluted (2)	$0.64	$0.58	$1.23	$1.11
Core FFO available to common shareholders per share - diluted (2)	$0.64	$0.58	$1.23	$1.11

Weighted Average Shares:
Basic weighted average common shares	114,455	112,659	114,347	112,528
Effect of dilutive securities:
Equity awards	1,278	1,464	1,260	1,484
Diluted weighted average common shares (for earnings per share computations)	115,733	114,123	115,607	114,012
Exchangeable operating partnership units	4,678	4,663	4,674	4,669
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	120,411	118,786	120,281	118,681
(1)Refer to Non-GAAP Definitions beginning on page 32 for definitions of the non-GAAP supplemental measures used in this report.
(2)Assumes the Class A and Class C common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A and Class C common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Reconciliation of FFO to FAD (dollars and shares in thousands) (1)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
FFO available to common shareholders	$77,093	$68,614	$147,497	$131,344
Adjusted for:
Corporate depreciation	1,331	1,224	2,666	2,392
Amortization of finance costs	1,353	921	2,609	1,861
Amortization of net debt (premium) discount	(251)	208	(477)	413
Amortization of equity-based compensation	3,593	3,287	7,203	6,213
Straight-line rent adjustments	(2,226)	(712)	(4,578)	(294)
Market rent adjustments (2)	(2,994)	139	(3,348)	(263)
Second generation tenant allowances, lease incentives, lease commissions, and other lease costs	(19,621)	(3,666)	(23,144)	(7,105)
Capital improvements	(9,999)	(10,456)	(13,827)	(13,503)
Adjustments from unconsolidated joint ventures	(508)	(1,187)	(571)	(1,473)
FAD available to common shareholders (3)	$47,771	$58,372	$114,030	$119,585
Dividends per share	$0.3125	$0.2925	$0.605	$0.5675
FFO payout ratio	49%	50%	49%	51%
FAD payout ratio	78%	60%	64%	56%
Diluted weighted average common shares (3)	120,411	118,786	120,281	118,681
(1)Refer to page 22 for a reconciliation of net income to FFO available to common shareholders.
(2)2026 periods include $2.2 million of accelerated below market rent on a lease that was terminated in the second quarter of 2026.
(3)Assumes the Class A and Class C common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A and Class C common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$34,599	$31,330	$64,016	$51,329
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(3,849)	(3,034)	(7,291)	(5,433)
Interest expense	19,427	16,399	38,603	32,171
Other (income) expense	(1,724)	26	(3,631)	(191)
Impairment charge	—	—	—	4,249
Depreciation and amortization	41,975	36,608	82,327	73,754
Other non-property income	(472)	(468)	(353)	(508)
Corporate general and administrative expenses	20,514	18,992	40,665	38,008
Non-cash adjustments (1)	(5,232)	(585)	(7,950)	(579)
Lease termination fees (2)	707	(271)	(1,414)	(721)
Portfolio NOI - Consolidated	105,945	98,997	204,972	192,079
Non-same center NOI - Consolidated	(7,178)	(3,369)	(13,447)	(5,920)
Same Center NOI - Consolidated (3)	$98,767	$95,628	$191,525	$186,159

Portfolio NOI - Consolidated	$105,945	$98,997	$204,972	$192,079
Pro rata share of unconsolidated joint ventures (4)	8,145	7,629	15,875	15,032
Portfolio NOI - Total portfolio at pro rata share (4)	114,090	106,626	220,847	207,111
Non-same center NOI - Total portfolio at pro rata share (4)	(7,178)	(3,369)	(13,447)	(5,920)
Same Center NOI - Total portfolio at pro rata share (3) (4)	$106,912	$103,257	$207,400	$201,191
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases, and lease incentives.
(2)Lease termination fees includes termination rent income and termination rent expense.
(3)Centers excluded from Same Center NOI:

Cleveland, OH	February 2025	Acquired	Consolidated
Kansas City, KS	September 2025	Acquired	Consolidated
Toledo, OH	May 2026	Acquired	Consolidated
Howell, MI	April 2025	Sold	Consolidated
(4)Pro rata share metrics are presented on a constant currency basis. Constant currency is a non-GAAP financial measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Same Center NOI - total portfolio at pro rata share (in thousands)

	Three months ended			Six months ended
	June 30,		%	June 30,		%
	2026	2025	Change	2026	2025	Change
Same Center Revenues:
Base rentals	$95,831	$94,974	0.9%	$190,223	$187,723	1.3%
Percentage rentals	2,726	3,090	-11.8%	5,816	6,017	-3.3%
Tenant expense reimbursement	43,495	40,128	8.4%	85,210	80,275	6.1%
Uncollectible tenant revenues	(341)	(258)	32.2%	(627)	(469)	33.7%
Rental revenues	141,711	137,934	2.7%	280,622	273,546	2.6%
Other revenues	5,975	5,161	15.8%	10,781	9,014	19.6%
Total same center revenues	147,686	143,095	3.2%	291,403	282,560	3.1%
Same Center Expenses:
Property operating	40,772	39,827	2.4%	83,995	81,360	3.2%
General and administrative	2	11	-81.8%	8	9	-11.1%
Total same center expenses	40,774	39,838	2.3%	84,003	81,369	3.2%
Same Center NOI - Total portfolio at pro rata share	$106,912	$103,257	3.5%	$207,400	$201,191	3.1%

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Reconciliation of Net Income to Adjusted EBITDA (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$34,599	$31,330	$64,016	$51,329
Adjusted to exclude:
Interest expense, net	17,445	16,309	34,626	31,805
Income tax expense	321	168	440	262
Depreciation and amortization	41,975	36,608	82,327	73,754
Impairment charge - consolidated	—	—	—	4,249
Adjusted EBITDA	$94,340	$84,415	$181,409	$161,399

	Twelve months ended
	June 30,	December 31,
	2026	2025
Net income	$132,188	$119,501
Adjusted to exclude:
Interest expense, net	67,881	65,060
Income tax expense	745	567
Depreciation and amortization	159,549	150,976
Impairment charge - consolidated	—	4,249
Adjusted EBITDA	$360,363	$340,353

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$34,599	$31,330	$64,016	$51,329
Adjusted to exclude:
Interest expense, net	17,445	16,309	34,626	31,805
Income tax expense	321	168	440	262
Depreciation and amortization	41,975	36,608	82,327	73,754
Impairment charge - consolidated	—	—	—	4,249
Pro rata share of interest expense, net - unconsolidated joint ventures	1,964	2,412	3,905	4,546
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,328	2,306	4,673	5,166
EBITDAre	$98,632	$89,133	$189,987	$171,111
Adjusted EBITDAre	$98,632	$89,133	$189,987	$171,111

	Twelve months ended
	June 30,	December 31,
	2026	2025
Net income	$132,188	$119,501
Adjusted to exclude:
Interest expense, net	67,881	65,060
Income tax expense	745	567
Depreciation and amortization	159,549	150,976
Impairment charge - consolidated	—	4,249
Pro rata share of interest expense, net - unconsolidated joint ventures	7,836	8,477
Pro rata share of depreciation and amortization - unconsolidated joint ventures	9,297	9,790
EBITDAre	$377,496	$358,620
Adjusted EBITDAre	$377,496	$358,620

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Reconciliation of Total debt to Net debt for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	June 30, 2026
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,860,963	$157,081	$2,018,044
Less:
Cash and cash equivalents	(176,878)	(7,996)	(184,874)
Restricted cash	(31,008)	—	(31,008)
Short-term investments (1)	(20,000)	—	(20,000)
Total cash and cash equivalents, restricted cash and short-term investments	(227,886)	(7,996)	(235,882)
Net debt	$1,633,077	$149,085	$1,782,162

	December 31, 2025
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,596,821	$157,873	$1,754,694
Less:
Cash and cash equivalents	(18,133)	(9,685)	(27,818)
Restricted cash	(35,395)	—	(35,395)
Total cash and cash equivalents and restricted cash	(53,528)	(9,685)	(63,213)
Net debt	$1,543,293	$148,188	$1,691,481
(1)     Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Non-GAAP Pro Rata Balance Sheet Information as of June 30, 2026 (in thousands)

Non-GAAP
Pro Rata Share of Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$38,744
Buildings, improvements and fixtures	232,712
Construction in progress	789
272,245
Accumulated depreciation	(118,724)
Total rental property, net	153,521
Cash and cash equivalents	7,996
Deferred lease costs and other intangibles, net	1,248
Prepaids and other assets	5,591
Total assets	$168,356
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$157,081
Accounts payable and accruals	8,075
Total liabilities	165,156
Owners’ Equity	3,200
Total liabilities and owners’ equity	$168,356
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our consolidated balance sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $1.7 million as of June 30, 2026 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Non-GAAP Pro Rata Statement of Operations Information for the three and six months ended June 30, 2026 (in thousands)

	Three months ended		Six months ended
	June 30, 2026		June 30, 2026
	Non-GAAP Pro Rata Share		Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$12,282	$—	$24,518
Other revenues	—	443	—	786
Total revenues	—	12,725	—	25,304
Expense:
Property operating	—	4,584	—	9,425
General and administrative	—	3	—	14
Depreciation and amortization	—	2,328	—	4,673
Total expenses	—	6,915	—	14,112
Other income (expense):
Interest expense	—	(2,017)	—	(4,029)
Other income (expenses)	—	56	—	128
Total other income (expense)	—	(1,961)	—	(3,901)
Net income	$—	$3,849	$—	$7,291

The table below provides details of the components included in our share of rental revenues for the three and six months ended June 30, 2026 (in thousands)

	Three months ended		Six months ended
	June 30, 2026		June 30, 2026
	Non-GAAP Pro Rata Share		Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$7,652	$—	$15,323
Percentage rentals	—	350	—	631
Tenant expense reimbursements	—	4,258	—	8,600
Lease termination fees	—	43	—	100
Market rent adjustments	—	—	—	—
Straight-line rent adjustments	—	(51)	—	(108)
Uncollectible tenant revenues	—	30	—	(28)
Rental revenues	$—	$12,282	$—	$24,518

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Guidance for 2026

Based on the Company’s year-to-date results, its view on current market conditions, and its outlook for the remainder of 2026, management currently believes the Company’s full-year 2026 net income and FFO per share will be as follows:

For the year ending December 31, 2026:	Current		Previous
	Low Range	High Range	Low Range	High Range
Estimated diluted net income per share	$1.06	$1.13	$1.05	$1.13
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.39	1.39	1.37	1.37
Estimated diluted FFO per share	$2.45	$2.52	$2.42	$2.50

The above estimates reflect the following key assumptions (dollars in millions):

For the year ending December 31, 2026:	Current		Previous
	Low Range	High Range	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	2.75%	4.25%	2.25%	4.25%
General and administrative expense	$80.5	$83.5	$80.5	$83.5
Interest expense, net of interest income - consolidated	$71.0	$73.0	$69.5	$72.5
Annual recurring capital expenditures, renovations, and second generation tenant allowances and other leasing costs	$65.0	$75.0	$65.0	$75.0

Weighted average diluted common shares are expected to range from approximately 115.5 million to 116.5 million for earnings per share and 120.0 million to 121.0 million for FFO and Core FFO per share. The current guidance reflects the May 2026 acquisition of Levis Commons Town Center, but does not include the impact of any additional acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“Nareit”), of which we are a member. In December 2018, Nareit issued “Nareit Funds From Operations White Paper - 2018 Restatement,” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. Nareit defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. Nareit has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

We present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income, which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, straight-line rent expense on land leases, lease incentives, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to make distributions. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive officer severance, certain executive departure-related adjustments, gain on sale of non-real estate asset adjustments, casualty gains and losses, gains and losses on early extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.

We determine EBITDAre based on the definition set forth by Nareit, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.

Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on early extinguishment of debt, net, casualty gains and losses, compensation related to voluntary retirement plan and other executive officer severance, gain on sale of non-real estate asset adjustments, gains and losses on sale of outparcels, and other items that we do not consider indicative of the Company’s ongoing operating performance.

We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net debt as total debt less cash and cash equivalents, including restricted cash, and short-term investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company’s leverage. We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026

Investor Information
Tanger® welcomes any questions or comments from shareholders, analysts, investment managers, and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Inc.
Investor Relations
Phone:	(336) 292-3010
Fax:	(336) 297-0931
E-mail:	tangerir@tanger.com
Mail:	Tanger Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2026